Exhibit 10.52

                               ADVANCING TERM NOTE

$10,000,000.00                                                      May 31, 1996

           FOR VALUE RECEIVED, CASTLE DENTAL CENTERS, INC., a Delaware corporation (the "BORROWER") hereby promises to pay to the order of NATIONSBANK OF TEXAS, N.A. (the "LENDER"), at its Principal Office at 700 Louisiana, Houston, Texas 77002, the principal sum of Ten Million and No/100 Dollars ($10,000,000.00) in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Credit Agreement, and to pay interest at such office, in like money and funds, at the rates per annum and on the dates provided in the Credit Agreement.

           Each payment made on account of the principal and interest hereof, shall be recorded by the Lender on its books.

           This Advancing Term Note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of May 31, 1996, between the Borrower and the Lender and evidences the Advancing Term Loan made by the Lender thereunder (such Amended and Restated Credit Agreement as the same may be amended or supplemented from time to time, the "CREDIT AGREEMENT"). Capitalized terms used in this Advancing Term Note have the respective meanings assigned to them in the Credit Agreement.

           This Advancing Term Note is issued pursuant to the Credit Agreement and is entitled to the benefits provided for in the Credit Agreement and the Security Instruments. The Credit Agreement provides for the acceleration of the maturity of this Advancing Term Note upon the occurrence of certain events, for prepayments of Loans upon the terms and conditions specified therein and other provisions relevant to the Advancing Term Note.

           THIS ADVANCING TERM NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

                                             CASTLE DENTAL CENTERS, INC.


                                             By:
                                             Name:  Jack H. Castle, Jr.
                                             Title:    President

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